Filed pursuant to Rule 424(b)(5)
Registration No. 333-281937

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 12, 2024)

Up to $1,906,196

American Depositary Shares representing Ordinary Shares

We have entered into an At The Market Offering Agreement, or the Sales Agreement, with Rodman & Renshaw LLC, or Rodman & Renshaw, dated July 25, 2025, relating to the sale of American Depositary Shares, or the ADSs, offered by this prospectus supplement. Each ADS represents five hundred (500) fully paid ordinary shares, no par value per ordinary share, or ordinary shares. In accordance with the terms of the Sales Agreement and pursuant to this prospectus supplement and accompanying prospectus, we may offer and sell ADSs having an aggregate offering price of up to $1,906,196 from time to time through Rodman & Renshaw, acting as sales agent.

ADSs representing our ordinary shares are listed on the Nasdaq Capital Market under the symbol “KZIA.” On July 24, 2024, the closing sale price of the ADSs on the Nasdaq Capital Market was $9.96 per ADS.

Sales of the ADSs, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, from time to time, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for the ADSs. Rodman & Renshaw is not required to sell any specific number or dollar amount of securities, but will, pursuant to our instructions, use its commercially reasonable efforts consistent with its normal trading and sales practices, on the terms and subject to the conditions in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Under the terms of the Sales Agreement, we also may sell shares of our ADSs to Rodman & Renshaw as principal for its own account at a price agreed upon at the time of sale. If we sell ADSs to Rodman & Renshaw as principal, we will enter into a separate terms agreement with Rodman & Renshaw and we will describe the agreement in a separate prospectus supplement or pricing supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Rodman & Renshaw will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds from the sales of ADS sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-26 of this prospectus supplement for additional information regarding the compensation to be paid to Rodman & Renshaw. In connection with the sale of the ADSs on our behalf, Rodman & Renshaw will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Rodman & Renshaw will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Rodman & Renshaw with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (a) the sale of ADSs pursuant to this prospectus supplement and the accompanying prospectus having an aggregate sales price of $1,906,196, or (b) the termination by us or Rodman & Renshaw of the Sales Agreement pursuant to its terms.

We are a “foreign private issuer”, as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

On July 25, 2025, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately US$18.4 million, based on 804,554,234 ordinary shares outstanding (which would be represented by 1,609,108 ADSs assuming all holders held ADSs) held by non-affiliates as of July 14, 2025, and a per ADS price of US$11.43 based on the closing sale price of the ADSs on The Nasdaq Capital Market on July 14, 2025. As of the date hereof, we have sold or offered 4,935,289 ADSs for a total of US$4,224,505.28 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates, or the public float, in any 12-month period so long as our public float remains below US$75.0 million.

Investing in the ADSs involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page S-7 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, concerning factors you should consider before buying the ADSs.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Rodman & Renshaw LLC

The date of this prospectus supplement is July 25, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC. This prospectus supplement and the accompanying base prospectus relate to the offer by us of ADSs with an offering price of up to $1,906,196 from time to time under this prospectus supplement and accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering, subject to applicable rules and regulations.

This prospectus supplement and accompanying base prospectus relates to the offering of the ADSs. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement and accompanying base prospectus together with the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” and any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of the ADSs in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. This prospectus supplement describes the terms of this offering of ADSs and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement, the accompanying base prospectus or incorporated by reference in this prospectus supplement and accompanying base prospectus and any free writing prospectus filed by us with the SEC. We have not, and Rodman & Renshaw has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities. We are not, and Rodman & Renshaw is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We effected an ADS ratio change to change the ratio of ADSs to ordinary shares from one ADS to ten (10) ordinary shares to a new ratio of one ADS to one-hundred (100) ordinary shares, or the “October 2024 ADS Ratio Change, on October 28, 2024, and subsequently effected a second ADS ratio change to change the ratio of ADSs to ordinary shares from one ADS to one-hundred (100) ordinary shares to a new ratio of one ADS to five hundred (500) ordinary shares (the “April 2025 ADS Ratio Change”, and together with the October 2024 ADS Ratio Change, the “ADS Ratio Changes”) on April 17, 2025. Unless otherwise expressly indicated, the amounts and sales prices of the ADSs disclosed in this prospectus supplement have been adjusted to reflect the accumulative effect of the ADS Ratio Changes, except for such amounts and sales prices of the ADSs that were sold prior to April 17, 2025, which have not been adjusted to reflect any ADS ratio change effected after any sale of ADSs. The amounts and sales prices of the ADSs disclosed in the accompanying base prospectus have not been adjusted to reflect the accumulative effect of the ADS Ratio Changes.

Unless otherwise stated, all references in this prospectus supplement or the accompanying prospectus to the “Company,” “Kazia,” “Kazia Therapeutics,” “we,” “us,” and “our,” except where the context requires otherwise, refer to Kazia Therapeutics Limited and its wholly owned subsidiaries on a consolidated basis, unless the context otherwise provides.

We own various trademark registrations and applications, and unregistered trademarks, including Kazia and Kazia Therapeutics and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ®, ™ or RTM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the ADSs offered by this prospectus and accompanying base prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction.

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in Australian dollars and we prepare our consolidated financial statements in accordance with Australian Accounting Standards and Interpretations issued by the Australian Accounting Standards Board, or AASB, and also comply with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. All references in this prospectus supplement to “$” are to U.S. dollars and all references to “A$” are to Australian dollars. Unless otherwise indicated, certain A$ amounts contained in this prospectus supplement have been translated into U.S. dollars at the rate of A$0.6550 to $1.00, which was the rate of Reserve Bank of Australia on June 30, 2025. These translations should not be considered representations that any such amounts have been, could have been or could be converted into A$ at that or any other exchange rate as of that or any other date. Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein or therein. This summary does not contain all of the information that you should consider before making an investment. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in the ADSs discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement and page 7 of the accompanying base prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying base prospectus and the documents incorporated by reference herein and therein.

Overview

We are an emerging oncology-focused biotechnology company that has a portfolio of development candidates, diversified across several distinct technologies, with the potential to yield first-in-class and best-in-class agents in a range of oncology indications. Our lead development candidate is paxalisib (formerly known as GDC-0084), a small-molecule, brain-penetrant inhibitor of the PI3K / Akt / mTor pathway, that is being developed as a potential therapy for glioblastoma, the most common and most aggressive form of primary brain tumour in adults, as well advanced breast cancer and as other forms of brain cancer. Our second asset is EVT801, a small-molecule selective inhibitor of vascular endothelial growth factor receptor 3, which we licensed from Evotec SE in April 2021.

Corporate Information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. The ADSs each representing five hundred (500) fully paid ordinary shares, are listed on the Nasdaq Capital Market under the symbol “KZIA”. The Depositary for the ADSs is The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286.

Our principal executive offices are located at Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus supplement or the registration statement to which this prospectus supplement forms a part. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

Nasdaq Deficiency

On May 12, 2025, we received a notification from the Listing Qualifications Staff of the Nasdaq Stock Market LLC, or Nasdaq, notifying us that that from March 28, 2025 to May 9, 2025, our Market Value of Listed Securities, or MVLS, was below the minimum of $35 million. Such notification has no immediate impact on our operations or listing and our ADSs will continue to trade on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have 180 calendar days to regain compliance with the MVLS requirement. Such notification stated that, to regain compliance with the MVLS Requirement, our MVLS must close at $35 million or more for a minimum of ten consecutive business days during the compliance period ending on November 10, 2025.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the ADSs less attractive, which could result in a less active trading market for the ADSs or more volatility in the price of the ADSs.

THE OFFERING

ADSs Offered By Us	Fully paid ordinary shares represented by ADSs having an aggregate offering price of up to $1,906,196.

Ordinary shares and ADSs to be outstanding immediately after this offering	Up to 903,319,734 ordinary shares (as more fully described in the notes following this table), or 1,806,639 ADSs (assuming all ordinary shares were represented by ADSs), assuming sales of 187,802 ADSs in this offering at an assumed offering price of $10.15 per ADSs, which was the last reported sale price of our ADSs on the Nasdaq Capital Market on July 18, 2025. The actual number of ADSs issued, if any, will vary depending on the actual sales price per ADS under this offering.

Plan of Distribution	“At the market offerings” that may be made from time to time through our sales agent, Rodman & Renshaw. See “Plan of Distribution” on page S-26 of this prospectus supplement.

The ADSs	Each ADS represents 500 fully paid ordinary shares, no par value per share. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs. The depositary will hold the ordinary shares underlying the ADSs in a custody account with the custodian, and, if you are a direct holder you will have the right of an ADS holder as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs from time to time, or, if you are an indirect or beneficial owner (as applicable), you will have contractual rights as against the entity or entities holding the ADSs.

Use of Proceeds	We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business (although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement). See “Use of Proceeds” on page S-14 of this prospectus supplement for additional information.

Risk Factors	Investing in our securities involves significant risks. You should read the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase the ADSs.

The Nasdaq Capital Market symbol	“KZIA”

Depositary	The Bank of New York Mellon

Custodian	HSBC Bank Australia Limited

The number of ordinary shares to be outstanding immediately after this offering as shown above is based on 809,418,734 ordinary shares outstanding as of June 30, 2025.

RISK FACTORS

Investing in the ADSs involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus supplement, the accompanying base prospectus and documents incorporated by reference herein or therein before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of the ADSs could decline and you could lose all or part of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to this Offering and our Securities

The market price of the ADSs has been and will likely continue to be volatile and you could lose all or part of your investment.

The market price of the ADSs has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:

•	unacceptable toxicity findings in animals or humans;

•	lack of efficacy in human trials at Phase II stage or beyond;

•	announcements of technological innovations by us and our competitors;

•	new products introduced or announced by us or our competitors;

•	changes in financial estimates by securities analysts;

•	actual or anticipated variations in operating results;

•	expiration or termination of licenses, research contracts or other collaboration agreements;

•	conditions or trends in the regulatory climate in the biotechnology, pharmaceutical and genomics industries;

•	changes in the market values of similar companies;

•	the liquidity of any market for our securities; and

•	additional sales by us of our shares.

In addition, equity markets in general and the market for biotechnology and life sciences companies in particular, have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies traded in those markets. Further changes in economic conditions in Australia, the U.S., EU, or globally, could impact our ability to grow profitably. Adverse economic changes are outside our control and may result in material adverse effects on our business or results of operations. These broad market and industry factors may materially affect the market price of the ADSs regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources.

If the market price of the ADSs falls and remains below $5.00 per share, under stock exchange rules, our shareholders will not be able to use such ADSs as collateral for borrowing in margin accounts. This inability to use ADSs as collateral may depress demand as certain institutional investors are restricted from investing in securities priced below $5.00 and may lead to sales of such ADSs, creating downward pressure on and increased volatility in the market price of the ADSs.

We have broad discretion in the use of the net proceeds from the offering and may not use them effectively.

Our board of directors and management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs. The failure by our board of directors and management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of the ADSs to decline and delay the development of our product candidates or any future therapeutic candidates. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

If we cannot meet Nasdaq’s continued listing requirements, Nasdaq may delist the ADSs, which could have an adverse impact on the liquidity and market price of the ADSs and our ability to access capital markets.

The ADSs are currently listed on the Nasdaq Capital Market. On November 20, 2023, we received a letter from the Listing Qualifications Staff of Nasdaq notifying us that, for the previous 30 consecutive business days, the bid price for the ADSs had closed below the minimum $1.00 bid price per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). On May 22, 2024, we received a letter from Nasdaq notifying us that, while we have not regained compliance with the minimum bid price requirement, Nasdaq has determined that we are eligible for an additional 180 calendar day period, or until November 18, 2024, to regain compliance with the minimum bid price requirement. On October 28, 2024, we effected an ADS ratio change to change the ratio of ADSs to ordinary shares from one ADS to ten (10) ordinary shares to a new ratio of one ADS to one-hundred (100) ordinary shares. On November 12, 2024, we received a written notification from Nasdaq informing that we have regained compliance with the minimum bid price requirement.

On May 12, 2025, we received a notification from the Listing Qualifications Staff of Nasdaq notifying us that that from March 28, 2025 to May 9, 2025, our MVLS was below the minimum of $35 million. Such notification has no immediate impact on our operations or listing and our ADSs will continue to trade on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have 180 calendar days to regain compliance with the MVLS requirement. Such notification stated that, to regain compliance with the MVLS Requirement, our MVLS must close at $35 million or more for a minimum of ten consecutive business days during the compliance period ending on November 10, 2025.

However, if we do not regain compliance with the relevant listing requirement during the applicable compliance period, Nasdaq will notify us in writing of its determination to delist our ADSs, at which point we would have an opportunity to appeal the delisting determination. However, there can be no assurance that, if we receive a delisting notice from the Staff and appeal the delisting determination, such appeal would be successful. We intend to actively monitor our MVLS and will take all reasonable measures available to us to regain compliance with the MVLS requirement. There can be no assurance that we will be able to regain compliance with this listing requirement or otherwise maintain compliance with any other listing requirements.

We cannot assure you that we will remain in compliance with all applicable requirements for continued listing on the Nasdaq Capital Market. If we fail to sustain compliance with all applicable requirements for continued listing on the Nasdaq Capital Market, the ADSs may be subject to delisting by Nasdaq. This could inhibit the ability of holders of the ADSs to trade their ADSs in the open market, thereby severely limiting the liquidity of such ADSs. Although holders of the ADSs may be able to trade such ADSs on the over-the-counter market, there can be no assurance that this would occur. Further, the over-the-counter market provides significantly less liquidity than Nasdaq and other national securities exchanges, is thinly traded and highly volatile, has fewer market makers and is not followed by analysts. As a result, your ability to trade or obtain quotations for these securities may be more limited than if they were quoted on Nasdaq or other national securities exchanges.

You will experience immediate and substantial dilution in the net tangible book value per ADS for any ADSs you purchase.

The offering price per ADS for the ADSs being offered will be substantially higher than the net tangible book value per ADS of our outstanding ADSs immediately after this offering. Consequently, if you purchase ADSs in this offering, you will incur substantial and immediate dilution in the net tangible book value of your investment. Net tangible book value per ADS represents our total net assets less our total net intangibles, divided by the number of ADSs outstanding (assuming all of our outstanding ADSs are represented by ADSs). To the extent that options that are currently outstanding are exercised or converted, there will be further dilution in your investment. We may also issue additional ADSs, ordinary shares, options and other securities in the future that may result in further dilution of your ADSs. See “Dilution” for a calculation of the difference between the offering price and the net tangible book value per ADS thereafter.

Raising additional capital, including as a result of this offering, may cause dilution to our existing shareholders, restrict our operations or cause us to relinquish valuable rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as holder of ADSs. Any indebtedness we incur would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the ADSs to decline and existing shareholders may not agree with our financing plans or the terms of such financings. If we raise additional funds through strategic partnerships, collaborations, and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, technologies or our product candidates, or grant licenses on terms unfavorable to us.

Future sales or issuances of the ADSs in the public markets, or the perception of such sales, could depress the trading price of the ADSs.

The sale of a substantial number of shares or ADSs or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the ADSs at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of the ADSs.

The actual number of ADSs we will sell under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement entered into by us with Rodman & Renshaw and compliance with applicable law, we have the discretion to deliver a placement notice to Rodman & Renshaw at any time throughout the term of the Sales Agreement. The number of ADSs that are sold by Rodman & Renshaw after delivering a placement notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with Rodman & Renshaw. Because the price per ADS sold will fluctuate based on the market price of the ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued or the resulting gross proceeds.

In addition, as of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is below $75 million. Pursuant to General Instruction I.B.5 of FormF-3, in no event will we sell securities in public primary offerings on Form F-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.5) in any 12 calendar month period so long as our public float remains below $75.0 million.

The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We may not sell the maximum amount of ADSs offered by this prospectus supplement, and even if we sell the maximum amount of ADSs offered by this prospectus supplement, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

Rodman & Renshaw is not required to sell any specific number of securities but will offer the securities using commercially reasonable efforts upon our delivery of sales notices, meaning that we may raise substantially less than the total maximum offering amount. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use, we will need significant additional financing, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will likely be dilutive to existing shareholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

You are reliant on the Depositary to exercise your voting rights and to receive distributions on ADSs and, as a result, you may be unable to exercise your voting rights on a timely basis or you may not receive certain distributions.

In certain circumstances, holders of ADSs may have limited rights relative to holders of ordinary shares. The rights of holders of ADSs with respect to the voting of ordinary shares and the right to receive certain distributions may be limited in certain respects by the Deposit Agreement among us, The Bank of New York Mellon as depositary and ADS holders from time to time. For example, although ADS holders are entitled under the Deposit Agreement, subject to any applicable provisions of Australian law and of our Constitution, to instruct the depositary as to the exercise of the voting rights pertaining to the ordinary shares represented by the ADSs, and the depositary has agreed that, if we asked it to solicit voting instructions, it will try, as far as practical, to vote the ordinary shares so represented in accordance with such instructions, ADS holders may not receive notices sent by the depositary in time to ensure that the depositary will vote the ordinary shares. This means that, from a practical point of view, the holders of ADSs may not be able to exercise their right to vote. Holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be materially and adversely affected. In addition, under the Deposit Agreement, the depositary has the right to restrict distributions to holders of the ADSs in the event that it is unlawful or impractical to make such distributions. We have no obligation to take any action to permit distributions to holders of the ADSs. As a result, holders of ADSs may not receive distributions.

We do not currently intend to pay dividends on our securities and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the ADSs.

We have not declared or paid any cash dividends on our ordinary shares since our inception and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our operations and growth. Therefore, you are not likely to receive any dividends on your ADSs for the foreseeable future and the success of an investment in the ADSs will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of the ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our shareholders have purchased them. Investors seeking cash dividends should consider not purchasing the ADSs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contain statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward looking statements. In some cases, you can identify forward-looking statements by the words “could,” “believe,” “anticipate, “ “intend, “ “estimate, “ “expect, “ “may, “ “continue, “ “predict, “ “potential,” “project, “ or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and the documents incorporated by reference herein, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements include, but are not limited to, statements about:

•	our plans to develop and potentially commercialize our product candidates, including contractual arrangements with third parties;

•	the timing of the initiation and completion of preclinical studies and clinical trials

•	the timing of patient enrollment and dosing in any future clinical trials;

•	the timing of the availability of data from clinical trials;

•	expectations about the successful completion of clinical trials;

•	the timing of expected regulatory filings;

•	expectations about approval by regulatory authorities of our drug candidates;

•	our ability to comply with Nasdaq listing standards;

•	the clinical utility and potential attributes and benefits of our product candidates, including the potential duration of treatment effects;

•	potential licenses of intellectual property and collaborations;

•	the commercialization of our product candidates, if approved;

•	expectations regarding expenses, ongoing losses, future revenue and capital needs;

•	our financial performance;

•	our use of proceeds from any offering made pursuant to this prospectus supplement;

•	the length of time over which we expect our cash and cash equivalents to be sufficient; and

•	our intellectual property position and the duration of our patent portfolio.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying base prospectus, and documents incorporated by reference herein, particularly in the section titled “Risk Factors,” in this prospectus supplement and in our Annual Report on Form 20-F for the fiscal year ended June 30, 2024, which is incorporated herein by reference that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We may sell ADSs having aggregate sales proceeds of up to $1,906,196 from time to time, before deducting the sales commissions and estimated offering expenses payable by us. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Rodman & Renshaw as a source of financing.

We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business (although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement).

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products or assets. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. Predicting the cost necessary to develop product candidates and commercialize approved products can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our therapeutic candidates and any unforeseen cash needs. Our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of proceeds from this offering, we plan to invest these net proceeds in a variety of capital preservation instruments, including short-term, interest bearing obligations and investment-grade instruments.

DILUTION

If you invest in the ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and the as adjusted net tangible book value per ADS immediately after this offering.

As of December 31, 2024, our net tangible book value was approximately $(11.4) million, or $(11.75) per ADS. Our net tangible book value per ADS represents our total tangible assets less our total liabilities, divided by the number of ADSs outstanding at December 31, 2024, which assumes that all of our outstanding ordinary shares were represented by ADSs as of such date.

Our pro forma net tangible book value as of December 31, 2024 was approximately $(7.1) million, or $(4.40) per ADS, based upon our net tangible book value of approximately $(11.4) million as of December 31, 2024, after giving effect to the issuances of 651,789 ADSs (as adjusted to reflect the April 2025 ADS Ratio Change) in aggregate between January 1, 2025 and June 30, 2025 and the corresponding net proceeds of approximately $4.2 million received by us (the “Pro Forma Adjustment”).

After giving effect to the sale of the ADSs in the aggregate amount of approximately $1,906,196 at the assumed public offering price of $10.15 per ADS, which was the last reported sale price of the ADSs on The Nasdaq Capital Market on July 18, 2025, and after deducting estimated offering commissions and offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2024 would have been approximately $(3.06) per ADS. This represents an immediate increase in as adjusted net tangible book value of $1.35 per ADS to our existing shareholders and an immediate dilution of $13.21 per ADS to investors participating in this offering. The following table illustrates this dilution to new investors purchasing ADSs in this offering:

Assumed public offering price per ADS		$10.15
Historical net tangible book value per ADS as of December 31, 2024	$(11.75)
Increase in net tangible book value per ADS attributable to the Pro Forma Adjustment	$7.34
Pro forma net tangible book value per ADS as of December 31, 2024	$(4.40)
Increase in pro forma net tangible book value per ADS attributable to new investors purchasing ADSs in this offering	$1.35

Pro forma as adjusted net tangible book value per ADS after this offering		$(3.06)

Dilution per ADS to new investors purchasing ADSs in this offering		$13.21

The table above assumes for illustrative purposes that an aggregate of 187,802 ADSs are sold pursuant to this prospectus supplement at a price of $10.15 per ADS, the last reported sale price of the ADSs on the Nasdaq Capital Market July 18, 2025, for aggregate gross proceeds of approximately $1,906,196. The ADSs subject to the sale agreement are being sold from time to time at various prices. Each $1.00 increase (decrease) in the assumed public offering price of $10.15 per ADSs, assuming all of our ADSs in the aggregate amount of $1,906,196 under this prospectus supplement is sold at that price, would increase (decrease) the dilution per share to new investors by approximately $1.03 per ADS, after deducting the commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of ADSs sold.

The foregoing table and discussion is based on 967,047 ADSs outstanding as of December 31, 2024, assuming all 483,523,934 ordinary shares outstanding as of December 31, 2024 were represented by ADSs. The number of the outstanding ADSs referenced in this section headed “Dilution” have been retroactively adjusted to reflect the effect of the ADS Ratio Changes, unless otherwise expressly indicated.

To the extent that options are issued under our Officers’ and Employee’s Share Option Plan or we sell additional ordinary shares or ADSs in the future, there will be further dilution to investors participating in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024:

•	on an actual basis based upon an exchange rate of A$1.00 to US$0.6550 as published by the Reserve Bank of Australia on June 30, 2025;

•

on a pro forma basis, to give effect to the securities issued by the Company between January 1, 2025 and June 30, 2025, including (i) the sale of 200,615 ADSs for an aggregate purchase price of $355,104 (after deducting offering expenses), pursuant to the Equity Distribution Agreement between us and Oppenheimer & Co. Inc. relating to the sale of ADSs in “at the market offerings”, (ii) the sale of 553,440 ADSs and the pre-funded warrants to purchase 779,893 ADSs for an aggregate purchase price of $1,860,000 (after deducting offering expenses) in the registered direct offering by us closed on January 13, 2025, and (iii) the sale of 825,000 ADSs for an aggregate purchase price of $2,015,045 under the Purchase Agreement dated April 19, 2024 between us and Alumni Capital (the “Pro Forma Adjustment”); and

•

on pro forma as adjusted basis to give effect to the Pro Forma Adjustment and the sale of 187,802 ADSs in this offering at an assumed offering price of $10.15 per ADSs, which was the last reported sale price of our ADSs on the Nasdaq Capital Market on July 18, 2025, after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table in conjunction with the section titled “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and accompanying base prospectus. The information in the table below has been calculated based upon an exchange rate of A$1.00 to US$0.6550, as published by the Reserve Bank of Australia on June 30, 2025.

	As of December 31, 2024				Pro Forma as Adjusted (US$)(1)
	Actual (US$)(Unaudited)(1)		Pro Forma (US$)(1)
Cash and cash equivalents	2,007,122		6,237,271		7,846,281
Equity:
Contributed equity	76,934,447		81,164,596		82,773,606
Reserves	2,255,324		2,255,324		2,255,324
Accumulated losses	(81,932,759)		(81,932,759)		(81,932,759)
Total equity	(2,742,987)		1,487,162		3,096,172
Total indebtedness	(249,047	) (2)	(249,047	) (2)	(249,047	) (2)
Total capitalization	(2,992,034)		1,238,115		2,847,125

(1)	The information in this column has been calculated based upon an exchange rate of A$1.00 to US$0.6550, as published by the Reserve Bank of Australia on June 30, 2025.
(2)

As December 31, 2024, we had $141 thousand of borrowing which related to the annual insurance renewal program. An offsetting prepayment of insurance invoices is included in Prepayments, as described in Note 6—Other Assets to our unaudited consolidated financial statements for the six months ended December 31, 2024 appearing in our half-year report, which was filed as exhibit 99.1 to the Form 6-K filed on June 10, 2025, as incorporated by reference in this prospectus supplement. As such, such borrowings were excluded from our total indebtedness presented in the table above.

MATERIAL TAX CONSIDERATIONS

U.S. Taxation

This section describes certain material U.S. federal income tax consequences to a U.S. holder (as defined below) of owning ordinary shares or ADSs. It applies only to ordinary shares or ADSs that are held as capital assets for tax purposes. This section does not apply to a holder of ordinary shares or ADSs that is a member of a class of holders subject to special rules, including a financial institution, a dealer or trader in securities, a regulated investment company, a real estate investment trust, a grantor trust, a U.S. expatriate, a tax-exempt organization, an insurance company, a person liable for alternative minimum tax, a person who actually or constructively owns 10% or more of our stock, a person that holds ordinary shares or ADSs as part of a straddle or a hedging or conversion transaction, a person that purchases or sells ordinary shares or ADSs as part of a wash sale for tax purposes, or a person whose functional currency is not the U.S. dollar. Further, this description does not address state, local, non-U.S, or other tax laws, nor does it address the 3.8% U.S. federal Medicare tax on net investment income, the alternative minimum tax or the U.S. federal gift and estate tax consequences of owning and disposing of ordinary shares or ADSs.

For purposes of this description, a “U.S. holder” is a beneficial owner of ordinary shares or ADSs who holds such ordinary shares or ADSs as capital assets within the meaning of the Code and is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States or any state thereof, including the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that either (a) is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership holds ordinary shares or ADSs, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding ordinary shares or ADSs should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the ordinary shares or ADSs.

The discussion is based on the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which may affect the tax consequences described herein—possibly with retroactive effect. There can be no assurances that the Internal Revenue Service, or the IRS, will not take a contrary or different position concerning the tax consequences of the ownership and disposition of our ordinary shares or ADSs or that such a position would not be sustained by a court. We have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our ordinary shares or ADSs. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our ordinary shares or ADSs in their particular circumstances.

This section is in part based on the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

Exchange of ADSs for Ordinary Shares

In general, for U.S. federal income tax purposes, a holder of ADSs will be treated as the owner of the ordinary shares represented by those ADSs. Exchanges of ordinary shares for ADSs, and ADSs for ordinary shares generally will not be subject to U.S. federal income tax.

Distributions

Subject to the Passive Foreign Investment Company, or PFIC, rules discussed below, U.S. holders generally will include as dividend income the U.S. dollar value of the gross amount of any distributions of cash or property

(without deduction for any withholding tax), other than certain pro rata distributions of ordinary shares, with respect to ordinary shares or ADSs to the extent the distributions are made from our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. A U.S. holder will include the dividend income on the day actually or constructively received (i) by the holder, in the case of ordinary shares, or (ii) by the depositary, in the case of ADSs. We do not intend to maintain calculations of earnings and profits, as determined for U.S. federal income tax purposes. Consequently, any distributions generally will be treated as dividend income.

Dividends paid to a non-corporate U.S. holder on shares or ADSs will generally be taxable at the preferential rates applicable to long-term capital gains provided (a) that certain holding period requirements are satisfied, (b) (i) the U.S.-Australia income tax treaty, or the Treaty, is a qualified treaty and we are eligible for benefits under the Treaty or (ii) our ordinary shares or ADSs are readily tradable on a U.S. securities market, and (c) provided that we were not, in the taxable year prior to the year in which the dividend was paid, and are not, in the taxable year in which the dividend is paid, a PFIC. The Treaty has been approved for the purposes of the qualified dividend rules and the ADSs are listed on Nasdaq. If we are a PFIC, any dividends paid to a noncorporate U.S. holder will not qualify for the preferential tax rates ordinarily applicable to “qualified dividends.” In the case of a corporate U.S. holder, dividends on shares and ADSs are taxed as ordinary income and will not be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

The amount of any cash distribution paid in any foreign currency will be equal to the U.S. dollar value of such currency, calculated by reference to the spot rate in effect on the date such distribution is received by the U.S. holder or, in the case of ADSs, by the depositary, regardless of whether and when the foreign currency is in fact converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date received, the U.S. holder generally should not recognize foreign currency gain or loss on such conversion. If the foreign currency is not converted into U.S. dollars on the date received, the U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date received, and generally will recognize foreign currency gain or loss on a subsequent conversion or other disposal of such currency. Such foreign currency gain or loss generally will be treated as U.S. source ordinary income or loss for foreign tax credit limitation purposes.

Dividends will be income from sources outside the United States, and generally will be “passive category” income or, for certain taxpayers, “general category” income, which are treated separately from each other for the purpose of computing the foreign tax credit allowable to a U.S. holder. The availability of the foreign tax credit and the application of the limitations on its availability are fact specific and are subject to complex rules. In general, a taxpayer’s ability to use foreign tax credits may be limited and is dependent on the particular circumstances. U.S. holders should consult their own tax advisors with respect to these matters.

Sale, Exchange or other Disposition of Ordinary Shares or ADSs

Subject to the PFIC rules discussed below, a U.S. holder who sells or otherwise disposes of ordinary shares or ADSs will recognize a capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount realized and the holder’s tax basis, determined in U.S. dollars, in those ordinary shares or ADSs. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period greater than 12 months in the shares or ADSs sold. There are limitations on the deductibility of capital losses.

The U.S. dollar value of any foreign currency received upon a sale or other disposition of ordinary shares or ADSs will be calculated by reference to the spot rate in effect on the date of sale or other disposal (or, in the case of a cash basis or electing accrual basis taxpayer, at the spot rate of exchange on the settlement date). A U.S. holder will have a tax basis in the foreign currency received equal to that U.S. dollar amount, and generally will recognize foreign currency gain or loss on a subsequent conversion or other disposal of the foreign currency.

This foreign currency gain or loss generally will be treated as U.S. source ordinary income or loss for foreign tax credit limitation purposes. If such foreign currency is converted into U.S. dollars on the date received by the U.S. holder, a cash basis or electing accrual basis U.S. holder should not recognize any gain or loss on such conversion.

Passive Foreign Investment Company

A non-U.S. corporation will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•

75% or more of its gross income for such year is “passive income” which for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions and gains from assets that produce passive income; or

•

50% or more of the value of its gross assets (based on an average of the quarterly values of the gross assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

Passive income does not include rents and royalties derived from the active conduct of a trade or business. If the stock of a non-U.S. corporation is publicly traded for the taxable year, the asset test is applied using the fair market value of the assets for purposes of measuring such corporation’s assets. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income for purposes of the PFIC income and asset tests. If the stock of a non-U.S. corporation is publicly-traded for the taxable year, the asset test is applied using the fair market value of the assets for purposes of measuring such corporation’s assets. If we were a PFIC in any year during a U.S. holder’s holding period for our ordinary shares or ADSs, we would ordinarily continue to be treated as a PFIC for each subsequent year during which the U.S. holder owned the ordinary shares or ADSs, regardless of whether we continue to meet the tests described above unless (a) we ceased to be a PFIC and (b) the U.S. holder has made a deemed sale election under the PFIC rules which may result in recognition of gain (but not loss), taxable under the PFIC rules described below, without the receipt of any corresponding cash. Based on the composition of our assets and income in the 2023 taxable year, we believe that we were a PFIC for U.S. federal income tax purposes with respect to our 2023 taxable year. However, the determination of PFIC status is a fact-intensive determination that must be made annually at the close of each taxable year applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. As a result, there can be no assurance that we will be treated as a PFIC for the 2023 taxable year, the 2024 taxable year, current taxable year or any future taxable year. Based on the composition of our assets and income in the 2024 taxable year, if we will not be treated as a PFIC in the 2023 taxable year, we believe that we were not a PFIC for U.S. federal income tax purposes with respect to our 2024 taxable year. However, as stated above, the determination of PFIC status is a fact-intensive determination that must be made annually at the close of each taxable year applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. As a result, even if we will not be a treated as a PFIC in the 2023 taxable year, there can be no assurance that we will not be treated as a PFIC in the 2024 taxable year, the current year or for any future taxable year. Changes in the nature of our income or assets or a decrease in the trading price of our ordinary shares or ADSs may impact the determination of our PFIC status.

If we are a PFIC, and you are a U.S. holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for our ordinary shares) and (b) any gain realized on the sale or other disposition of the ordinary shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.”

Certain elections may potentially be used to reduce the adverse impact of the PFIC rules on U.S. holders (“qualifying electing fund”, or QEF) , and “mark-to-market” elections), but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income.

The rules described above for excess distributions would not apply to a U.S. holder if the U.S. holder makes a timely QEF election for the first taxable year of the U.S. holding period for ordinary shares and we comply with specified reporting requirements. A timely QEF election for a taxable year generally must be made on or before the due date (as may be extended) for filing the taxpayer’s U.S. federal income tax return for the year. A U.S. holder who makes a QEF election generally must report on a current year basis a pro rata share of our ordinary earnings and net capital gain for any taxable year in which we are a PFIC, whether or not those earnings or gains are distributed. A U.S. holder who makes a QEF election must file a Form 8621 with its annual income tax return. We intend to make available an information statement that will contain the necessary information required for a U.S. holder to make a QEF election with respect to our ordinary shares. We may choose to provide such information on our website.

If a U.S. holder does not make a QEF election for the first taxable year of the U.S. holder’s holding period for ordinary shares during which we are a PFIC, the QEF election will not be treated as timely and the adverse tax regime described above would apply to dispositions of or excess distributions on the ordinary shares. In such case, a U.S. holder may make a deemed sale election whereby the U.S. holder would be treated as if the U.S. holder had sold the ordinary shares in a fully taxable sale at fair market value on the first day of such taxable year in which the QEF election takes effect. Such U.S. holder would be required to recognize any gain on the deemed sale as an excess distribution and pay any tax and interest due on the excess distribution when making the deemed sale election. The effect of such further election would be to restart the U.S. holder’s holding period in the ordinary shares, subject to the QEF regime, and to purge the PFIC status of such ordinary shares going forward.

If a U.S. holder makes the mark-to-market election with respect to ordinary shares, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange.” Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principle purposes the meeting of the trading requirement as disregarded). Nasdaq is a qualified exchange for this purpose and consequently, if the ordinary shares are regularly traded, the mark-to-market election should be available to a U.S. holder.

U.S. holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs.

If a U.S. holder owns ordinary shares during any year in which we are a PFIC and the U.S. holder recognizes gain on a disposition of our ordinary shares or receives distributions with respect to our ordinary shares, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their tax advisers with respect to the ownership and disposition of our ordinary shares or ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to the ownership and disposition of our ordinary shares or ADSs.

U.S. Information Reporting and Back-up Withholding

Dividend payments with respect to our ordinary shares or ADSs and proceeds from the sale or other disposition of our ordinary shares or ADSs may be subject to information reporting to the IRS and possible U.S. backup withholding. Back-up withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from back- up withholding. U.S. holders who are required to establish their exempt status may be required to provide such certification on the IRS Form W-9. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and back-up withholding rules.

Back-up withholding is not an additional tax. Amounts withheld as back-up withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the back-up withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Information With Respect to Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their U.S. federal tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. If a U.S. holder does not include in such holder’s gross income an amount relating to one or more specified foreign financial assets, and the amount such U.S. holder omits is more than $5,000, any tax such U.S. holder owes for the tax year can be assessed at any time within 6 years after the filing of such U.S. holder’s federal tax return. U.S. holders who fail to report the required information could be subject to substantial penalties. U.S. holders are encouraged to consult with their own tax advisors regarding the possible application of the foregoing to our ordinary shares or ADSs in light of their particular circumstances.

Australian Tax Considerations

In this section, we discuss the material Australian income tax, stamp duty and goods and services tax considerations related to the acquisition, ownership and disposal by the absolute beneficial owners of the ordinary shares or the ADSs.

It is based upon existing Australian tax law as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies, superannuation funds, trusts or tax-exempt organizations). In addition, this summary does not discuss any state tax considerations, other than stamp duty.

Prospective investors are urged to consult their tax advisors regarding the tax considerations of the acquisition, ownership and disposition of the shares. Unless otherwise mentioned, this summary is based upon the premise that the holder is a US holder (as defined in the U.S. Taxation section), is not an Australian tax resident, holds their shares on capital account for Australian tax purposes, and is not carrying on business in Australia through a permanent establishment (referred to as a “Non-Australian Investor” in this summary).

Australian Income Tax Nature of ADSs for Australian Taxation Purposes

Ordinary shares represented by ADSs held by a U.S. holder will be treated for Australian taxation purposes as held under a “bare trust” for such holder. Consequently, the underlying ordinary shares will be regarded as owned by the ADS holder for Australian income tax and capital gains tax purposes. Dividends paid on the underlying ordinary shares will also be treated as dividends paid to the ADS holder, as the person beneficially entitled to those dividends. Therefore, in the following analysis we discuss the tax consequences to Non-Australian Investors which, for Australian taxation purposes, will be the same as to U.S. holders of ADSs.

Taxation of Dividends

Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent of tax paid on company profits. Fully franked dividends are not subject to dividend withholding tax. Dividends payable to Non-Australian Investors will be subject to dividend withholding tax, to the extent the dividends are not declared to be conduit foreign income, or CFI, and are unfranked. Dividend withholding tax will be imposed at 30%, unless a shareholder is a resident of a country with which Australia has a double taxation agreement and qualifies for the benefits of the treaty. In accordance with the provisions of the Double Taxation Convention between Australia and the United States, the maximum rate of Australian withholding tax on any unfranked portion of a dividend to which a tax resident of the United States is beneficially entitled may be reduced to 15%, with a potential further reduction to 5% where the U.S. resident beneficially entitled to the dividends is a company which holds directly 10% or more of the voting power in our company. To rely on the Double Taxation Convention a U.S. tax resident must also be a “qualified person” within the meaning of the Double Taxation Convention. Shareholders seeking to rely on the Double Taxation Convention should obtain specialist taxation advice.

Tax on Sales or other Dispositions of Ordinary Shares or ADSs—Capital Gains Tax

Non-Australian Investors may disregard the whole of the capital gain or capital loss made on a sale or other disposal of ordinary shares or ADSs, unless they, together with any associates (as defined in Australian tax law), hold 10% or more of our issued capital at the time of disposal or throughout a 12 months period during the 24 months prior to disposal.

Non-Australian Investors who own a 10% or more interest in the company, either alone or together with their associates, should be subject to Australian capital gains tax if more than 50% of the company’s assets held directly or indirectly, determined by reference to market value of the assets at the time of sale, consists of Australian real property (which includes land and leasehold interests) or Australian mining, quarrying or prospecting rights. In the 2024-25 Federal Budget, the Australian government amended this point-in-time principal asset test to a 365-day testing period (i.e. the testing period being the 365 days before the time of disposal of the shares) effective from 1 July 2025. The Double Taxation Convention between the United States and Australia is unlikely to limit the amount of this taxable gain. Australian capital gains tax applies to net capital gains of foreign shareholders at the Australian tax rates for non-Australian residents, which start at a marginal rate of 30% for individuals & 25%-30% for companies, depending on the size of the company. Net capital gains of foreign shareholders are included in the taxpayer’s assessable income and subject to income tax at the taxpayer’s marginal tax rate. For the year ended June 30, 2025, the marginal tax rates for non-Australian residents, starts at 30% for individuals. The company tax rate is 30% which may be reduced to 25% for certain small businesses. Net capital gains are calculated by reducing the taxpayer’s capital gains for the income year by its capital losses, which may only be offset against capital gains. Net capital losses may be carried forward to offset against capital gains derived in future income years. Specific loss recoupment rules apply to companies and trusts. These rules may, among other things, limit the ability to offset or obtain capital losses in a current or future income year. Shareholders should obtain specialist tax advice as to how these rules apply.

The 50% capital gains tax discount is not available to Non-Australian Investors. Companies are not entitled to a capital gains tax discount.

Broadly, where there is a disposal of certain taxable Australian property, where the relevant contract is entered into on or after 1 January 2025, the purchaser will be required to withhold and remit to the Australian Taxation Office, or the ATO, 1.5% of the proceeds from the sale. A transaction is excluded from the withholding requirements in certain circumstances, including where the transaction is an on-market transaction conducted on an approved stock exchange, the transaction is in a category of certain securities lending arrangements, or the transaction is conducted using an eligible broker operated crossing system. There is also an exception to the requirement to withhold where the entity selling the shares provides the purchaser a declaration covering a certain period specifying the shares are not taxable Australian property (specifically, not ‘indirect Australian real property interests’). The Non-Australian Investors may be entitled to receive a tax credit for the tax withheld by the purchaser which they may claim in an Australian income tax return.

Tax on Sales or other Dispositions of Ordinary Shares or ADSs—Revenue Account

Some Non-Australian Investors may hold ordinary shares or ADSs on revenue rather than on capital account for example, share traders, or those who hold their shares with a view to deriving a short term profit by selling their shares. These shareholders may have the gains made on the sale or other disposal of the ordinary shares and/or ADSs included in their assessable income under the ordinary income provisions of the income tax law, if the income is derived directly or indirectly from Australian sources (which is a question of facts and circumstances generally requiring specialist tax advice).

Non-Australian Investors assessable under these ordinary income provisions should be subject to income tax in Australia starting at a marginal rate of 30% for individuals. The company tax rate is 30% which may be reduced to 25% for the year ended 30 June 2023 onwards for certain small businesses.

Some relief from Australian income tax may be available to Non-Australian Investors under the Double Taxation Convention between the United States and Australia.

To the extent an amount would be included in a Non-Australian Shareholder’s assessable income under both the capital gains tax provisions and the ordinary income provisions, the capital gain amount may be reduced, so that the shareholder may not be subject to double tax on any part of the income gain or capital gain.

Non-Australian Investors holding shares on revenue account should obtain advice on the application of the Australian income tax law and the Double Taxation Convention in determining the tax consequences of the disposal of their ordinary shares or ADSs.

The comments above in “Tax on Sales or Other Dispositions of Ordinary Shares and ADSs:—Capital Gains Tax” regarding a purchaser being required to withhold 15% tax on the acquisition of certain taxable Australian property equally applies where the disposal of the Australian real property asset by a foreign resident is likely to generate gains on revenue account, rather than a capital gain.

Dual Residency

If a shareholder is a resident of both Australia and the United States under those countries’ domestic taxation laws, that shareholder may be subject to tax as an Australian resident. If, however, the shareholder is an individual and determined to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax may be subject to limitation by the Double Taxation Convention (the tie-breaker rules only apply for individuals). Shareholders should obtain specialist taxation advice in these circumstances.

Stamp Duty

No Australian stamp duty is payable by Australian residents or non-Australian residents on the issue, transfer and/or surrender of the ADSs or the ordinary shares in Kazia, provided that the shares issued, transferred and/or surrendered do not represent 90% or more of our issued shares and that there is not substantially one arrangement giving rise to the 90% threshold being met.

Australian Death Duty

Australia does not have estate or death duties. As a general rule, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries may, however, give rise to a capital gains tax liability if the gain falls within the scope of Australia’s jurisdiction to tax.

Goods and Services Tax

The supply of ADSs or ordinary shares in Kazia will not be subject to Australian goods and services tax.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Rodman & Renshaw, pursuant to which such agreement and this prospectus supplement and the accompanying base prospectus, we may issue and sell from time to time up to $1,906,196 of ADSs, each representing five hundred (500) fully paid ordinary shares through Rodman & Renshaw. The ADSs may be offered and sold (A) in privately negotiated transactions with our consent, (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, sales made into any other existing trading market in the United States for our ADSs, and sales made to or through a market maker other than on an exchange.

If we and Rodman & Renshaw agree on any method of distribution other than sales of our ADSs into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Rodman & Renshaw will offer our ADSs at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Rodman & Renshaw. We will designate the number of ADSs which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of ADSs that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Rodman & Renshaw will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the ADSs requested to be sold by us. We or Rodman & Renshaw may suspend the offering of the ADSs being made through Rodman & Renshaw under the Sales Agreement upon proper notice to the other party and pursuant to the terms of the Sales Agreement.

Settlement for sales of ADSs will occur on the first business day or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Rodman & Renshaw in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Rodman & Renshaw may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Rodman & Renshaw a cash commission equal to up to 3.0% of the gross sales price per ADS issued by us and sold by Rodman & Renshaw under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we have agreed to pay Rodman & Renshaw a fee not to exceed $60,000 for the reasonable fees and expenses of its legal counsel (excluding any periodic due diligence fees) incurred in connection with entering into the transactions contemplated by the Sales Agreement. Additionally, pursuant to the terms of the Sales Agreement, we have also agreed to reimburse Rodman & Renshaw (i) $5,000 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 20-F and (ii) $2,500 per due diligence update session conducted in connection with each date we file periodic financial information on Form 6-K. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Rodman & Renshaw under the Sales Agreement, will be approximately $240,000, assuming we sell the entire amount offered pursuant to this prospectus supplement and the accompanying base prospectus. We will disclose in our Annual Reports on Form 20-F the number of ADSs sold through Rodman & Renshaw under the Sales Agreement, the net proceeds to us and the compensation paid by us with respect to sales under the Sales Agreement during the relevant period.

In connection with the sales of ADSs on our behalf, Rodman & Renshaw will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Rodman & Renshaw will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Rodman & Renshaw against certain liabilities, including liabilities under the Securities Act.

The offering of our ADSs pursuant to this prospectus supplement and the accompanying base prospectus will terminate upon the earlier of (a) the sale of the ADSs pursuant to this prospectus supplement and the accompanying base prospectus having and aggregate sales price of $1,906,196, or (b) termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Rodman & Renshaw will not engage in any market making activities involving our ADSs while the offering is ongoing under this prospectus supplement and the accompanying base prospectus.

From time to time, Rodman & Renshaw and its affiliates may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Rodman & Renshaw and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Rodman & Renshaw or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Except as disclosed in this prospectus supplement, we have no present arrangements with Rodman & Renshaw for any further services.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Form 6-K being filed with the SEC in connection with this offering.

This prospectus supplement and accompanying base prospectus in electronic format may be made available on a website maintained by Rodman & Renshaw and Rodman & Renshaw may distribute this prospectus supplement and the accompanying base prospectus electronically.

The ADSs are listed on the Nasdaq Capital Market and trade under the symbol “KZIA.” The depositary bank of the ADSs is the Bank of New York Mellon.

Notice to Prospective Investors in Australia

This prospectus is not a disclosure document for the purposes of Corporations Act 2001 (Cth) of Australia, or the Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia, you confirm and warrant that you are either: (i) a “sophisticated investor” under section 708(8) of the Corporations Act; (iii) a person associated with us under section 708(12) of the Corporations Act; or (iv) a “professional investor” under section 708(11) of the Corporations Act. To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer of an issue of securities made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not, unless permitted under the Corporations Act: (i) accept or take any action to accept any offer of an issue of securities under this prospectus received in Australia; or (ii) sell or offer for sale within Australia any of the securities issued to you within 12 months after those securities have been issued under this prospectus.

LEGAL MATTERS

The validity of the ADSs and our ordinary shares and certain other matters of U.S. federal law and Australian law will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts and Baker & McKenzie, Sydney, New South Wales, Australia. Rodman & Renshaw is being represented in connection with this offering by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Kazia Therapeutics Limited (the Company) as of June 30, 2024 and 2023, and for each of the two years ended June 30, 2024 incorporated by reference in this prospectus supplement and in the accompanying base prospectus have been so incorporated in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements as of June 30, 2022 and for the year ended June 30, 2022, before the effects of the restatement, due to the correction of an error, as described in Note 4 to the consolidated financial statements, and the reclassification, as described in Note 5 to the consolidated financial statements (not separately incorporated in the Prospectus) have been audited by Grant Thornton Audit Pty Ltd (Grant Thornton), an independent registered public accounting firm. The consolidated financial statements as of June 30, 2022 and for the year ended June 30, 2022 incorporated in this prospectus supplement and accompanying base prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2024, have been so incorporated in reliance of the report of Grant Thornton solely with respect to those financial statements before the effects the restatement, due to the correction of an error as described in Note 4 and the reclassification as described in Note 5 to those financial statements, given on the authority of said firm as experts in auditing and accounting.

The effects to the financial statements as of June 30, 2022 and for the year ended June 30, 2022 of the restatement, due to the correction of an error described in Note 4 and the reclassification as described in Note 5 have been audited by BDO Audit Pty Ltd., an independent registered public accounting firm. The consolidated financial statements as of June 30, 2022 and for the year ended June 30, 2022 incorporated in this prospectus supplement and accompanying base prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2024, have been so incorporated in reliance on the report of BDO Audit Pty Ltd, solely as it relates to the restatement and reclassification to those financial statements, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. We have also filed a related registration statement on Form F-6 (File No. 333-128681) with the SEC to register the ADSs. This prospectus supplement and the accompanying base prospectus does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. We maintain a corporate website at www.kaziatherapeutics.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

We are subject to the information reporting requirements of the Exchange Act, applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including Annual Reports on Form 20-F and Report of Foreign Private Issuer on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, for so long as we are a foreign private issuer, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required of U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, or at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are only liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed, if we so request, to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement. We specifically are incorporating by reference the following documents filed with the SEC:

•	our Annual Report on Form 20-F for the year ended June 30, 2024, filed with the SEC on November 15, 2024;

•

our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on July 10, 2024, September  13, 2024, September 23, 2024, October 2, 2024, October  15, 2024 (as amended by the Form 6-K/A furnished to the SEC on October  24, 2024), November 4, 2024, November 12, 2024, December 11, 2024, December  31, 2024, January 13, 2025, January  30, 2025, February 3, 2025, February 20, 2025, March 13, 2025, March  31, 2025, April 15, 2025, May  15, 2025, May 28, 2025, June  5, 2025, June  10, 2025, June 11, 2025, and July 9, 2025; and

•

the descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information—Memorandum and Articles of Association“ and Item 12.D “Description of Securities other than Equity Securities—American Depositary Shares“ in our Annual Report on Form 20-F for the fiscal year ended June 30, 2024, filed with the SEC on November 15, 2024.

The information incorporated by reference is an important part of this prospectus supplement. In addition, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or all offerings under this prospectus supplement are terminated, shall be deemed incorporated by reference in this prospectus supplement. Any Report of Foreign Private Issuer on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement (or portions thereof) is incorporated by reference in this prospectus supplement only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus supplement and that it is not subsequently superseded.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing to us at the following address: Three International Towers Level 24, 300 Barangaroo Avenue, Sydney, New South Wales 2000, Australia. In addition, copies of the documents incorporated herein by reference may be accessed, free of charge, on the SEC’s website at www.sec.gov, or on our website at www.kaziatherapeutics.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying base prospectus.

PROSPECTUS

$100,000,000

American Depositary Shares representing Ordinary Shares

Warrants

We may offer the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We refer to the American Depositary Shares, or ADSs, each representing ten ordinary shares, and the warrants as the “Securities”. This prospectus describes the general manner in which the Securities may be offered using this prospectus. We will provide specific terms and offering prices of these Securities in supplements to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplements carefully before you invest in the Securities.

We may offer the Securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors (including our shareholders), on a continuous or delayed basis. The supplement to this prospectus for each offering of Securities will describe in detail the plan of distribution for that offering.

The ADSs are listed on The Nasdaq Capital Market under the symbol “KZIA.” On August 30, 2024, the closing sale price of the ADSs on the Nasdaq Capital Market was $0.4233 per ADS.

On September 4, 2024, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately US$55.80 million, based on 450,011,990 ordinary shares outstanding (which would be represented by 45,001,199 ADSs assuming all holders held ADSs) held by non-affiliates as of September 3, 2024, and a per ADS price of US$1.24 based on the closing sale price of the ADSs on The Nasdaq Capital Market on July 11, 2024. As of the date hereof, we have sold or offered 9,980,784 ADSs for a total of US$5,411,870.60 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below US$75.0 million.

Investing in the Securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 7 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2024.

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement.

We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may, from time to time, sell any combination of the Securities in one or more offerings. The Securities to be sold pursuant to this registration statement may have a total aggregate value of up to $100,000,000. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. We will provide a prospectus supplement each time we sell any securities described in this prospectus and you should read both this prospectus and the prospectus supplement, together with any information incorporated by reference, before making an investment decision.

A prospectus supplement may provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

You may access the registration statement, exhibits and other reports we file with the SEC on its website. More information regarding how you can access this information is included under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context implies otherwise:

•	“we,” “us,” “our” or “Kazia” refers to Kazia Therapeutics Limited and its subsidiaries;

•	“shares” or “ordinary shares” refers to our ordinary shares;

•	“ADSs” refers to American Depositary Shares, each of which represents 10 ordinary shares; and

•	“ADRs” refers to American Depositary Receipts, which may be issued to evidence ADSs.

Unless otherwise noted, all other financial and other data related to Kazia in this prospectus is presented in Australian dollars. All references to “A$” in this prospectus mean Australian dollars. All references to “$” or “US$” in this prospectus mean U.S. dollars unless the context otherwise requires.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

We own various trademark registrations and applications, and unregistered trademarks, including Kazia and Kazia Therapeutics and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders, Solely for convenience, trademarks and trade names referred to in this prospectus appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the Securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference contain statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “could,” “believe,” “anticipate, ” “intend, ” “estimate, ” “expect, ” “may, ” “continue, ” “predict, ” “potential,” “project, ” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

•	our plans to develop and potentially commercialize our product candidates, including contractual arrangements with third parties;

•	the timing of the initiation and completion of preclinical studies and clinical trials;

•	the timing of patient enrollment and dosing in any future clinical trials;

•	the timing of the availability of data from clinical trials;

•	expectations about the successful completion of clinical trials;

•	the timing of expected regulatory filings;

•	expectations about approval by regulatory authorities of our drug candidates;

•	our ability to comply with Nasdaq listing standards;

•	the clinical utility and potential attributes and benefits of our product candidates, including the potential duration of treatment effects;

•	potential licenses of intellectual property and collaborations;

•	the commercialization of our product candidates, if approved;

•	expectations regarding expenses, ongoing losses, future revenue and capital needs;

•	our financial performance;

•	our use of proceeds from any offering made pursuant to this prospectus;

•	the length of time over which we expect our cash and cash equivalents to be sufficient; and

•	our intellectual property position and the duration of our patent portfolio.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement, any free writing prospectus, or any document incorporated by reference, that prospectus supplement, free writing prospectus or document. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors”, elsewhere in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

We are an emerging oncology-focused biotechnology company that has a portfolio of development candidates, diversified across several distinct technologies, with the potential to yield first-in-class and best-in-class agents in a range of oncology indications. Our lead development candidate is paxalisib (formerly known as GDC-0084), a small-molecule, brain-penetrant inhibitor of the PI3K / Akt / mTor pathway, that is being developed as a potential therapy for glioblastoma, the most common and most aggressive form of primary brain tumour in adults, as well as other forms of brain cancer. Our second asset is EVT801, a small-molecule selective inhibitor of vascular endothelial growth factor receptor 3, which we licensed from Evotec SE in April 2021. In November 2021, we commenced recruitment to a phase I, first-in-human, multiple-ascending-dose, clinical trial of EVT801 in patients with advanced solid tumors.

Corporate Information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. The ADSs, each representing ten fully paid ordinary shares, are listed on the Nasdaq Capital Market under the symbol “KZIA”. The Depositary for the ADSs is The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286.

Our principal executive offices are located at Level 24, Three International Towers, Level 24, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

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the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the ADSs less attractive, which could result in a less active trading market for the ADSs or more volatility in the price of the ADSs.

RISK FACTORS

Investment in the Securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended June 30, 2023, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the Securities. If any such risks were to actually occur, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the Securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we own or that are complementary to our own.

Pending these uses, we intend to invest our net proceeds from this offering primarily in investment grade, interest-bearing instruments. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION AND INDEBTEDNESS

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization and indebtedness.

DESCRIPTION OF SHARE CAPITAL

General

Kazia is a public corporation registered under the Australian Corporations Act 2001 (Cth) (“Corporations Act”). Our corporate affairs are principally governed by our Constitution, the Corporations Act and Nasdaq Marketplace Rules. The ADSs trade on the Nasdaq Capital Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company’s charter documents except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law as further discussed under the section titled “Our Constitution” below.

Subject to restrictions on the issue of securities under our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Changes to Our Share Capital

As of June 30, 2024, we had (i) 332,850,784 ordinary shares outstanding (ii) 4,219,000 outstanding options and warrants to purchase an aggregate of 10,022,129 ordinary shares, including a warrant to purchase a variable number of ordinary shares based on the number of ordinary shares outstanding as of the date of exercise. Based on 332,850,784 ordinary shares outstanding as of June 30, 2024, this warrant was exercisable for up to 4,166,573 ordinary shares.

Since July 1, 2021, the following changes have been made to our ordinary share capital:

•	On September 9, 2021, we issued 100,000 options at an exercise price of A$1.37 per option to employees under our employee share option plan;

•	On November 16, 2021, we issued 1,000,000 options at an exercise price of A$1.69 per option to employees under our employee share option plan;

•	On November 16, 2021, we issued 1,500,000 options at an exercise price of A$2.24 per option to employees under our employee share option plan;

•	On November 16, 2021, we issued 800,000 options at an exercise price of A$1.56 per option to employees under our employee share option plan;

•	On December 15 2021, we issued 25,000 ordinary shares on conversion of options at an exercise price of A$0.6680 per option for an aggregate consideration of approximately A$16,700;

•	On February 1, 2022, we issued 500,000 options at an exercise price of A$0.94 per option to employees under our employee share option plan;

•	On February 1, 2022, we issued 800,000 options at an exercise price of A$0.94 per option to employees under our employee share option plan;

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On May 5 2022, we issued 1,855,357 ordinary shares due to the conversion of the Triaxial convertible note triggered by completion of phase II paxalisib trial announced to the Australian Securities Exchange on April 21, 2022;

•	On May 24, 2022, we issued 100,000 options at an exercise price of A$0.78 per option to employees under our employee share option plan;

•	On May 24, 2022, we issued 10,000 ordinary shares at a price of A$0.826 per share under our ATM facility raising A$8,256 before transaction costs;

•	On June 2, 2022, we issued 10,000 ordinary shares at a price of A$0.802 per share under our ATM facility raising A$8,025 before transaction costs;

•	On June 6, 2022, we issued 88,710 ordinary shares at a price of A$0.837 per share under our ATM facility raising A$74,258 before transaction costs;

•	On June 9, 2022, we issued 603,500 ordinary shares at a price of A$0.84 per share under our ATM facility raising A$507,035 before transaction costs;

•	On June 14, 2022, we issued 75,940 ordinary shares at a price of A$0.824 per share under our ATM facility raising A$62,583 before transaction costs;

•	On June 15, 2022, we issued 2,000 ordinary shares at a price of A$0.83 per share under our ATM facility raising A$1,661 before transaction costs;

•	On June 20, 2022, we issued 4,072,660 ordinary shares at a price of A$0.869 per share under our ATM facility raising A$3,540,403 before transaction costs;

•	On July 7, 2022, we issued 573,370 ordinary shares at a price of A$0.7102 per share under our ATM facility raising A$407,201 before transaction costs;

•	On August 8, 2022, we issued 8,561,490 ordinary shares at a price of A$0.3316 per share under our ATM facility raising A$2,839,346 before transaction costs;

•	On August 9, 2022, we issued 10,000 ordinary shares at a price of A$0.2723 per share under our ATM facility raising A$2,723 before transaction costs;

•	On August 10, 2022, we issued 158,020 ordinary shares at a price of A$0.2465 per share under our ATM facility raising A$38,949 before transaction costs;

•	On August 11, 2022, we issued 330,960 ordinary shares at a price of A$0.2413 per share under our ATM facility raising A$79,868 before transaction costs;

•	On August 12, 2022, we issued 1,247,440 ordinary shares at a price of A$0.2469 per share under our ATM facility raising A$308,050 before transaction costs;

•	On September 12, 2022, we issued 651,030 ordinary shares at a price of A$0.2211 per share under our ATM facility raising A$143,964 before transaction costs;

•	On September 13, 2022, we issued 28,350 ordinary shares at a price of A$0.2187 per share under our ATM facility raising A$6,200 before transaction costs;

•	On September 14, 2022, we issued 60,000 ordinary shares to the Scientific Advisory Board;

•	On October 7, 2022, we issued 736,760 ordinary shares at a price of A$0.1789 per share under our ATM facility raising A$131,797 before transaction costs;

•	On October 28, 2022, we issued 12,296,180 ordinary shares at a price of A$0.1865 per share under our ATM facility raising A$2,293,288 before transaction costs;

•	On January 11, 2023, we issued 20,000 ordinary shares at a price of A$0.1380 per share under our ATM facility raising A$2,761 before transaction costs;

•	On January 16, 2023, we issued 25,387,018 ordinary shares at a price of A$0.11 per share in a professional and sophisticated investors placement raising A$2,792,572 before transaction costs;

•	On February 28, 2023, we issued 15,522,075 ordinary shares at a price of A$0.11 per share in a professional and sophisticated investors placement raising A$1,707,428 before transaction costs;

•	On March 3, 2023, we issued 3,930,000 ordinary options at an exercise price of A$0.15 per option to employees under our employee share option plan.

•	On March 3, 2023, we issued 23,691,045 ordinary shares at a price of A$0.11 per share in a share placement plan to existing eligible shareholders raising A$2,606,000 before transaction costs;

•	On May 3, 2023, we issued 4,000,000 ordinary options at an exercise price of A$0.187 per option to employees under our employee share option plan.

•	On July 6, 2023, we issued 8,148,140 ordinary shares at a price of A$0.1856 per share under our ATM facility raising A$1,512,522 before transaction costs.

•	On July 7, 2023, we issued 157,120 ordinary shares at a price of A$0.1647 per share under our ATM facility raising A$25,877 before transaction costs.

•	On August 3, 2023, we issued 15,000 ordinary shares at a price of A$0.1679 per share under our ATM facility raising A$2,519 before transaction costs.

•	On November 29, 2023, we issued 1,066,070 ordinary shares at a price of A$0.1006 per share under our ATM facility raising A$1,207 before transaction costs.

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On December 5, 2023, we issued 26,200,000 ordinary shares in the form of ADSs at a price of US$0.45 per ADS and pre-funded warrants to purchase up to 1,824,445 ADSs representing 18,244,450 ordinary shares at a price of US$0.44 per pre-funded warrant with an exercise price of $0.01 per ADS in a registered direct offering for an aggregate consideration of approximately US$2 million;

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On December 5, 2023, we issued unregistered warrants to purchase up to 4,444,445 ADSs representing 44,444,450 ordinary shares at an exercise price of US$0.583 per ADS in a private placement for an aggregate consideration of approximately US$2.6 million.

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On December 5, 2023, we issued placement agent warrants to purchase up to 311,111 ADSs representing 3,111,110 ordinary shares at an exercise price of US$0.5625 per ADS pursuant to an engagement letter.

•	On February 13, 2024, we issued 25,910 ordinary shares at a price of A$0.0466 per share under our ATM facility raising A$1,207 before transaction costs.

•	On February 14, 2024, we issued 319,650 ordinary shares at a price of A$0.0464 per share under our ATM facility raising A$14,834 before transaction costs.

•	On February 15, 2024, we issued 2,195,980 ordinary shares at a price of A$0.0468 per share under our ATM facility raising A$102,825 before transaction costs.

•	On February 18, 2024, we issued 205,260 ordinary shares at a price of A$0.0614 per share under our ATM facility raising A$12,597 before transaction costs.

•	On February 21, 2024, we issued 18,244,450 ordinary shares in the form of ADSs at an exercise price of US$0.01 per ADS in connection with the exercise of a warrant.

•	On February 21, 2024, we issued 8,626,580 ordinary shares at a price of A$0.0595 per share under our ATM facility raising A$513,584 before transaction costs.

•	On February 22, 2024, we issued 316,540 ordinary shares at a price of A$0.0461 per share under our ATM facility raising A$14,584 before transaction costs.

•	On February 25, 2024, we issued 304,860 ordinary shares at a price of A$0.0464 per share under our ATM facility raising A$14,147 before transaction costs.

•	On February 26, 2024, we issued 250,000 ordinary shares at a price of A$0.0460 per share under our ATM facility raising A$11,502 before transaction costs.

•	On May 1, 2024, we issued 2,112,560 ordinary shares at a price of A$0.0478 per share under our ATM facility raising A$100,961 before transaction costs.

•	On May 2, 2024, we issued 375,410 ordinary shares at a price of A$0.0457 per share under our ATM facility raising A$17,147 before transaction costs.

•	On May 3, 2024, we issued 288,900 ordinary shares at a price of A$0.0469 per share under our ATM facility raising A$13,544 before transaction costs.

•	On May 7, 2024, we issued 790,100 ordinary shares at a price of A$0.0456 per share under our ATM facility raising A$36,024 before transaction costs.

•	On May 10, 2024, we issued 20,000 ordinary shares at a price of A$0.0455 per share under our ATM facility raising A$910 before transaction costs.

•	On May 16, 2024, we issued 242,170 ordinary shares at a price of A$0.0450 per share under our ATM facility raising A$10,891 before transaction costs.

•	On June 19, 2024, we issued 5,916,970 ordinary shares represented by 591,697 ADSs as repayment of a promissory note.

•	On June 24, 2024, we issued 29,000,000 ordinary shares at a price of A$0.0268 per share under our Equity Line of Credit facility raising A$776,031 before transaction costs.

•	On July 11, 2024, we issued 14,400,000 ordinary shares at a price of A$0.1534 per share under our ATM facility raising A$2,209,677 before transaction costs.

•	On July 12, 2024, we issued 25,786,480 ordinary shares represented by 2,578,648 ADSs pursuant to a warrant exercise for US$0.1939 per ADSs.

•	On July 12, 2024, we issued 11,000,000 ordinary shares represented by 1,100,000 ADSs pursuant to a warrant exercise for US$0.27 per ADSs.

•	On July 12, 2024, we issued 5,488,230 ordinary shares at a price of A$0.1445 per share under our ATM facility raising A$792,915 before transaction costs.

•	On July 17, 2024, we issued 4,177,340 ordinary shares at a price of A$0.1075 per share under our ATM facility raising A$449,260 before transaction costs.

•	On July 22, 2024, we issued 15,000,000 ordinary shares at a price of A$0.0542 per share under our Equity Line of Credit facility raising A$816,373 before transaction costs.

•	On August 8, 2024, we issued 2,061,820 ordinary shares at a price of A$0.0624 per share under our ATM facility raising A$128,633 before transaction costs.

•	On August 12, 2024, we issued 408,270 ordinary shares at a price of A$0.0641 per share under our ATM facility raising A$26,172 before transaction costs.

•	On August 13, 2024, we issued 2,283,350 ordinary shares at a price of A$0.0617 per share under our ATM facility raising A$140,884 before transaction costs.

•	On August 14, 2024, we issued 8,660 ordinary shares at a price of A$0.0606 per share under our ATM facility raising A$525 before transaction costs.

•	On August 27, 2024, we issued 5,250,000 ordinary shares at a price of A$0.0616 per share under our ATM facility raising A$323,403 before transaction costs.

•	On August 28, 2024, we issued 308,700 ordinary shares at a price of A$0.0591 per share under our ATM facility raising A$18,242 before transaction costs.

•	On August 30, 2024, we issued 3,000,000 ordinary shares at a price of A$0.0616 per share under our ATM facility raising A$184,690 before transaction costs.

•	On September 3, 2024, we issued 837,030 ordinary shares at a price of A$.0638 per share under our ATM facility raising A$53,439 before transaction costs.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Kazia. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, of which this prospectus forms a part.

Interested Directors

Subject to the Corporations Act, neither a director nor that director’s alternate may vote in respect of any contract or arrangement in which the director has, directly or indirectly, any material interest according to our Constitution. However, that director may execute or otherwise act in respect of that contract or arrangement notwithstanding any material personal interest. Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest or being present while such matter is being considered at the board meeting. In addition, the Corporations Act requires shareholder approval of any provision of related party benefits to our directors.

Directors’ Compensation

Our directors are paid remuneration for their services as directors (but excluding any remuneration payable to a director under any executive services contract with us or one of our related bodies corporate) which is determined in a general meeting of shareholders. The aggregate, fixed sum for directors’ remuneration is to be divided among the directors in such proportion as the directors themselves agree and in accordance with our Constitution. The fixed sum remuneration for directors may not be increased except at a general meeting of shareholders and the particulars of the proposed increase are required to have been provided to shareholders in the notice convening the meeting. In addition, executive directors may be paid remuneration as determined by the directors from time to time and, including as a salary, commission or participation in profits and/or subject to the Corporations Act by the issue of shares, options to acquire shares or performance rights or other incentives (or a combination of any of these methods of remuneration).

Fees payable to our non-executive directors must be by way of a fixed sum and not by way of a commission on or a percentage of profits. Remuneration paid to our executive directors must also not include a commission or percentage of operating revenue.

Pursuant to our Constitution, if, at our board’s request, any director performs extra services or makes special exertions, Kazia may remunerate that director by paying for those services and exertions.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us for all other travelling, accommodation and other expenses incurred by the directors in attending and returning from general meetings, board meetings, committee meetings or otherwise in connection with our business.

Borrowing Powers Exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money or obtain other financial accommodation for Company purposes, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and on any terms and conditions as our board thinks fit.

Retirement of Directors

A director, other than the director who is the Managing Director, must retire from office at the conclusion of three years or following the third annual general meeting after which the director was elected, whichever is longer. If no director is required to retire at an annual general meeting, then the director to retire will be the director who has been longest in office since last being elected. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and Restrictions on Classes of Shares

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with any preferential, deferred or special rights, privileges or conditions or with any restriction (whether in relation to dividends, voting, return of share capital or otherwise) as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act, we may issue further shares on such terms and conditions as our board of directors resolves.

Dividend Rights

Subject to our Constitution and the Corporations Act, our board of directors may from time to time determine to pay and declare dividends to shareholders. Except as otherwise provided by law, all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Voting Rights

Under our Constitution, the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are generally not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting. Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent in accordance with the deposit agreement.

Right to Share in Our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the Corporations Act and our Constitution.

Rights to Share in the Surplus in the Event of Winding Up

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our winding up, subject to the rights attaching to a class of shares, the Constitution and the Corporations Act.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preference shares may be issued on the terms that they are, or may at the option of Kazia or the holder be, liable to be redeemed or converted into ordinary shares.

Variation or Cancellation of Share Rights

Subject to the Corporations Act and the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled by either:

•	a special resolution passed by members holding shares in the class; or

•	the written consent of members with at least 75% of the shares in the class.

Directors May Make Calls

Our Constitution provides that our directors may make calls on a shareholder for all monies unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 21 days prior to such meeting under the Corporations Act.

Foreign Ownership Regulation

Our Constitution does not impose specific limitations on the rights of non-residents to own securities. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (the “Foreign Takeovers Act”), which generally applies to acquisitions or proposed acquisitions:

•

by a foreign person (as defined in the Foreign Takeovers Act) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and

•

by non-associated foreign persons that would result in such foreign persons having an aggregate interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by Foreign Takeovers Act.

However, in general terms, any such review or approval under the Foreign Takeovers Act will only be required if the foreign acquirer is a U.S. entity or an entity from certain other countries and the value of the total assets of the Australian company or the value of the total issued securities of the Australian company is more than A$1,427 million, unless that company operates in certain sensitive industries. Exemptions do not generally apply to investments (regardless of the monetary value) by foreign persons if the Australian company is a national security business or investments in any such company by foreign governments and their associated entities.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to Australia’s national interest or national security. If a foreign person acquires shares, assets or an interest in such shares or assets in an Australian company in contravention of the Foreign Takeovers Act, the Australian Federal Treasurer may make a range of orders, including an order the divestiture of such person’s shares or interest in shares in that Australian company. Further, breaches of the Foreign Takeovers Act may result in significant fines or court ordered civil and criminal penalties, including imprisonment and substantial monetary penalties.

Ownership Threshold

There are no specific provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. As we are also a U.S. public company, our shareholders are subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Ac, and any other applicable law, we may at any time issue shares and give any person a call or option over any shares on any terms, with preferential, deferred or special rights, privileges or conditions or with any restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital in any manner (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of Australian public companies, such as Kazia, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s “voting power” (being the person’s relevant interests plus those of its associates) in Kazia’s issued shares increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90% (“Takeovers Prohibition”), subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

•	is the holder of the securities or the holder of ADSs representing those securities;

•	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

•	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time:

•	a person has a relevant interest in issued securities; and

•	the person has:

•	entered or enters into an agreement with another person with respect to the securities;

•

given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

•	granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; and

•	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised,

then the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the Takeovers Prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

•	when the acquisition results from the acceptance of an offer under a formal takeover bid;

•	when the acquisition has been previously approved by shareholders of Kazia by resolution passed at general meeting;

•

an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Kazia of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Kazia more than three percentage points higher than they had six months before the acquisition;

•	when the acquisition results from the issue of securities under a pro rata rights issue;

•	when the acquisition results from the issue of securities under a dividend reinvestment scheme or bonus share plan;

•	when the acquisition results from the issue of securities under certain underwriting arrangements;

•	when the acquisition results from the issue of securities through a will or through operation of law;

•

an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a foreign market approved by the Australian Securities and Investments Commission (“ASIC”); or

•	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. ASIC and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions or other circumstances deemed to be unacceptable (whether or not they involve a breach of the takeover provisions), including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders or any member of the public. However, where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, has registered and delivered American Depositary Shares, also referred to as ADSs. Each ADS represents 10 ordinary shares (or a right to receive 10 ordinary shares) deposited with HSBC Bank Australia Limited, as custodian for the depositary. Each ADS may also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered is located at 240 Greenwich Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either:

•

directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System; or

•	indirectly by holding a security entitlement in ADSs through your broker or other financial institution.

If you hold ADSs directly, you are a registered ADS holder, or ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights in respect of an Australian company such as Kazia. The depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly or indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which summarizes certain terms of your ADSs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

•

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution to the extent reasonably practicable and permitted under law. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

•

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for such rights.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf all in accordance with your instructions. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

•

Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another legal, fair and practical method. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or any other property to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person designated by you at the office of the custodian. In the alternative, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to you a statement confirming that you are the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you upon our request. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date established by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares underlying the ADSs. However, you may not know about the meeting with a sufficient amount of advance notice to withdraw the shares.

The depositary will attempt, as far as practical, subject to the laws of Australia and of our Constitution or similar documents, to vote or to have its agents vote the shares or other deposited securities represented by your ADSs as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed. Holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be materially and adversely affected.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay the depositary:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•  Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

•  Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	• Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$.05 (or less) per ADS per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid. The depositary may collect any of its fees by deduction from any cash distribution payable to you.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from you, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•  Reclassify, split up or consolidate any of the deposited securities

•  Distribute securities in respect of deposited shares that are not distributed to you

•  Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may distribute some or all of the cash, shares or other securities it received. It may also ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary may initiate termination of the deposit agreement if at any time 60 days shall have expired after the depositary delivered to us a written resignation notice and a successor depositary has not been appointed and accepted its appointment, an insolvency event or delisting event occurs, or a termination option event has occurred or will occur. If termination of the deposit agreement is initiated, the depositary shall deliver a notice of termination to you setting a date for termination, which shall be at least 90 days after the date of that notice, and the deposit agreement shall terminate on that date. After termination, the depositary and its agents will do the following under the deposit agreement (but nothing else):

•	collect distributions on the deposited securities;

•	sell rights and other property; and

•	deliver shares and other deposited securities upon cancellation of ADSs.

At any time after termination, the depositary may sell any remaining deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to indemnify the relevant persons under the deposit agreement and to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership may be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Interests

When required in order to comply with applicable laws and regulations or our constitution, we may from time to time request each direct and indirect ADS holder to provide to the depositary information relating to: (a) the capacity in which it holds ADSs, (b) the identity of any indirect ADS holders or other persons or entities then or previously interested in those ADSs and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance. Each direct and indirect ADS holder agrees to provide all information known to it in response to a request of that kind. Each indirect ADS holder consents to the disclosure by the direct ADS holder or other indirect ADS holder through which it holds ADSs, of all information responsive to a request of that kind.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares represented by ADSs in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. A general description of terms and provisions of the warrants we may offer is included below. A prospectus supplement and warrant agreement will contain specific terms of any warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

•	the designation, amount and terms of the securities purchasable on exercise of the warrants;

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;

•	any material U.S. federal or Australian income tax consequences;

•	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;

•	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;

•	any information with respect to book-entry procedures;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions of the warrants; and

•	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

PLAN OF DISTRIBUTION

Subject to applicable laws, we may sell the Securities in any one or more of the following ways from time to time, including any combination thereof:

•	to or through underwriters;

•	to or through dealers;

•	through agents, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	directly to purchasers, including our affiliates.

The prospectus supplement relating to a particular offering of our Securities will set forth the terms of such offering, including:

•	the type of Securities to be offered;

•	the name or names of any underwriters, dealers or agents and the amounts of the Securities underwritten or purchased by each of them;

•	the purchase price of the offered Securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial offering price;

•	any discounts or concessions allowed or reallowed to be paid to dealers; and

•	any securities exchanges on which the offered Securities may be listed.

Any initial offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the Securities. If underwriters are utilized in the sale of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of the Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

We may grant to the underwriters options to purchase additional Securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those Securities.

If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase the Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

Offers to purchase the Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of the Securities, persons participating in the offering, such as any underwriters, may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if the Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Notice to Prospective Investors in Australia

This prospectus is not a disclosure document for the purposes of Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia, you confirm and warrant that you are either: (i) a “sophisticated investor” under section 708(8) of the Corporations Act; (iii) a person associated with us under section 708(12) of the Corporations Act; or (iv) a “professional investor” under section 708(11) of the Corporations Act. To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer of an issue of securities made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not, unless permitted under the Corporations Act: (i) accept or take any action to accept any offer of an issue of securities under this prospectus received in Australia; or (ii) sell or offer for sale within Australia any of the securities issued to you within 12 months after those securities have been issued under this prospectus.

EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee and FINRA filing fee. Additional expenses relating to offerings of particular Securities are not included in the table below. Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC registration fee		$2,027.62
FINRA filing fee		15,500
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Other miscellaneous fees and expenses		*

Total	$	*

*	Estimated expenses not presently known.

LEGAL MATTERS

Legal matters with respect to U.S. federal and New York law in connection with any offering of the Securities will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Australian law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters with respect to Australian law will be passed upon for us by Baker & McKenzie, Sydney, Australia.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2023 and for the year ended June 30, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements as of June 30, 2022 and for each of the two years in the period ended June 30, 2022, before the effects of the restatement, due to the correction of an error, as described in Note 4 to the consolidated financial statements, and the reclassification, as described in Note 5 to the consolidated financial statements (not separately incorporated in the Prospectus) have been audited by Grant Thornton Audit Pty Ltd (Grant Thornton), an independent registered public accounting firm. The consolidated financial statements as of June 30, 2022 and for each of the two years in the period ended June 30, 2022 incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2023, have been so incorporated in reliance of the report of Grant Thornton solely with respect to those financial statements before the effects the restatement, due to the correction of an error as described in Note 4 and the reclassification as described in Note 5 to those financial statements, given on the authority of said firm as experts in auditing and accounting.

The effects to the financial statements as of June 30, 2022 and 2021 and for each of the two years in the period ended June 30, 2022 of the restatement, due to the correction of an error described in Note 4 and the reclassification as described in Note 5 have been audited by BDO Audit Pty Ltd, an independent registered public accounting firm. The consolidated financial statements as of June 30, 2022 and for each of the two years in the period ended June 30, 2022 incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2023, have been so incorporated in reliance of the report of BDO Audit Pty Ltd, solely as it relates to the restatement and reclassification to those financial statements, given on the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public company limited by shares incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

•	effect service of process within the United States upon our non-U.S. resident directors or on us;

•

enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•

enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia.

The disclosure in this section is not based on the opinion of counsel.

We have appointed Vcorp Services, LLC as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on October 26, 2023;

•

the descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information—Memorandum and Articles of Association” and Item 12.D “Description of Securities other than Equity Securities—American Depositary Shares” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on October 26, 2023;

•	any annual report on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of Securities;

•

our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on July 6, 2023,  August 11, 2023, September 29, 2023,  October 23, 2023, November 1, 2023,  November 14, 2023, November 15, 2023,  November 20, 2023, November 21, 2023,  December 1, 2023, December 6, 2023,  January 12, 2024, January 18, 2024,  February 21, 2024, March 26, 2024,  March 27, 2024, April 19, 2024,  May 1, 2024, May 17, 2024,  May 23, 2024, June  24, 2024 and July 10, 2024; and

•

any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus. As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Kazia Therapeutics Limited, Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. You may also obtain information about us by visiting our website at www.kaziatherapeutics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov. Please visit the SEC’s website at www.sec.gov for further information on the SEC’s Public Reference Room.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Our annual report on Form 20-F for the year ended June 30, 2023, has been filed with the SEC and an annual report on Form-20-F for subsequent years will be due within 120 days following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

Kazia Therapeutics Limited

Up to $1,906,196

American Depositary Shares representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Rodman & Renshaw LLC

The date of this prospectus supplement is July 25, 2025